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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our two reports, both of which are dated October 18, 2001, relating to the financial statements of CIT Group Inc. (formerly Tyco Capital Corporation), which reports appear in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
April 23, 2002